Exhibit 10.1.5

FIFTH AMENDMENT

TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 17, 2012 (this “Amendment”) to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is entered into by and among GENTHERM INCORPORATED, a Michigan corporation (formerly known as Amerigon Incorporated, the “Company”), GENTHERM EUROPE GMBH, a German limited liability company (formerly known as Amerigon Europe GmbH, together with the Company, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in such capacity as administrative agent, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing to effect such amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article IV.

“Borrower” is defined in the preamble.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Lender” is defined in the preamble.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Article I.

SECTION 2.1.1. The definition of “Amerigon Germany Term Loan Availability Period” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference to “January 1, 2013” and replacing it with “June 30, 2014”.

SECTION 2.1.2. The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the table set forth in such definition in its entirety as follows:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate; Letters of Credit	Base Rate	Commitment Fee
1	<1.00:1.00	1.75%	0.75%	0.50%
2	≥1.00:1.00 but <1.50:1.00	2.25%	1.25%	0.50%
3	≥1.50:1.00	2.50%	1.50%	0.50%

SECTION 2.1.3. Clause (a) of the definition of “Eurocurrency Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following clause immediately after the reference to “British Bankers Association LIBOR Rate” set forth therein:

“or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available”.

SECTION 2.1.4. The definition of “Letter of Credit Sublimit” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the reference to “$5,000,000” and replacing it with “$10,000,000”.

SECTION 2.1.5. Section 7.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Company and its Material Subsidiaries, on a consolidated basis, in respect of all such obligations (other than building leases and other such obligations as in effect on the Closing Date and set forth on Schedule 7.17 delivered in connection with the Target Credit Facility Documents and any refinancings, refundings, renewals or extensions thereof) to exceed $500,000 payable in any period of 12 consecutive months.”

SECTION 2.2. General Amendments. All references in the Existing Credit Agreement and Exhibits and Schedules thereto to “Amerigon” shall be deleted and replaced with “Gentherm”.

SECTION 2.3. Amendment to Schedule 2.01. Schedule 2.01 to the Existing Credit Agreement is hereby amended in its entirety as set forth on Annex I attached hereto.

ARTICLE III

WAIVER

Subject to the terms and conditions hereof, including the occurrence of the Amendment Effective Date, the Administrative Agent and the Required Lenders hereby agree to permanently waive (a) the requirement set forth in Section 7.12 of the Existing Credit Agreement that the Borrowers not amend any of their Organizational Documents without the consent of the Required Lenders and (b) the requirement set forth in Section 4.2 of the Security Agreement that the Grantor (as defined in the Security Agreement) will not change its name except upon prior written notice to the Administrative Agent, in each case only with respect to (i) the change in the Company’s name from Amerigon Incorporated to Gentherm Incorporated and (ii) the change in the German Borrower’s name from Amerigon Europe GmbH to Gentherm Europe GmbH, and (c) any Default or Event of Default which may have occurred and may be continuing in connection with the Loan Parties’ failure to comply with such requirements.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 4.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and each of the Lenders.

SECTION 4.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced, including fees and expenses of counsel to the Administrative Agent.

SECTION 4.3. Amendment Fee. The Administrative Agent shall have received, for the ratable benefit of each Lender that has delivered (including by way of facsimile or email) its executed signature page to this Amendment to the attention of Miller Smith at Mayer Brown LLP, 214 N. Tryon Street, Suite 3800, Charlotte, North Carolina 28202, facsimile number: (704) 377-2033, email address: msmith@mayerbrown.com, at or prior to 5:00 p.m. (Eastern time) on December 13, 2012 (each such Lender, a “Consenting Lender”), according to such Consenting Lender’s Applicable Percentage (as determined on the Amendment Effective Date after giving effect to this Amendment), a non-refundable fee in an amount equal to the product of (a) 0.125% times (b) the sum of (i) the aggregate Revolving Credit Commitments (as in effect on the Amendment Effective Date) plus (ii) the aggregate Gentherm Germany Term Commitments (as in effect on the Amendment Effective Date) plus (iii) the aggregate principal amount of Term Loans outstanding (as of the Amendment Effective Date) which fee shall be deemed fully earned on the Amendment Effective Date and shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 5.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders that (i) both before and after giving effect to this Amendment, all statements set forth in clause (a) of Section 4.04 of the Credit Agreement are true and correct, and (ii) after giving effect to this Amendment (including the waiver set forth in Article III hereof), the statement set forth in clause (b) of Section 4.04 of the Credit Agreement is true and correct.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

GENTHERM INCORPORATED

By:	/s/ Barry G. Steele
Barry G. Steele
Vice President of Finance and Chief Financial Officer

GENTHERM EUROPE GMBH

By:	/s/ Barry G. Steele
Barry G. Steele
Managing Director

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David K. Komrska
Name: David K. Komrska
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas A. Lakocy
Name: Thomas A. Lakocy
Title: Senior Banker

COMERICA BANK

By:	/s/ Kimberly S. Kersten
Name: Kimberly S. Kersten
Title: Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Steven J. McCormack
Name: Steven J. McCormack
Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John E. Stinson
Name: John E. Stinson
Title: Senior Vice President

ANNEX I

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Company Term Loan Commitment	Applicable Company Term Loan Percentage	Gentherm Germany Term Loan Commitment	Applicable Gentherm Germany Term Loan Percentage	Revolving Credit Commitment	Applicable Revolving Credit Percentage
Bank of America, N.A.	$6,805,792.64	22.3828763%	$10,072,293.32	22.3828740%	$6,714,862.20	22.3828740%
JPMorgan Chase Bank, N.A.	$6,501,055.67	21.3806558%	$9,621,295.15	21.3806559%	$6,414,196.77	21.3806559%
Comerica Bank	$6,501,055.67	21.3806558%	$9,621,295.13	21.3806558%	$6,414,196.77	21.3806558%
The Huntington National Bank	$5,790,002.72	19.0421466%	$8,568,965.99	19.0421466%	$5,712,643.98	19.0421466%
KeyBank National Association	$4,808,343.3	15.8136675%	$7,116,150.42	15.8136676%	$4,744,100.28	15.8136676%
Total	$30,406,250.00	100.000000000%	$45,000,000	100.000000000%	$30,000,000	100.000000000%